UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): June 16 2017

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648 (Registrant's Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On June 13, 2017, CytRx Corporation ("we, "us," "our," "CytRx" or the "Company") filed a Current Report on Form 8-K (the "Prior Report") reporting that Shanta Chawla, M.D. had been promoted to the position of Senior Vice President of Drug Development, effective June 13, 2017.  On June 16, 2017 (subsequent to the filing of the Prior Report), we entered into an employment agreement with Dr. Chawla that is effective as of June 13, 2017. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed for the purpose of reporting that agreement.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers – Compensatory Arrangements of Certain Officers.
Employment Contract with Dr. Shanta Chawla
As previously disclosed, on June 13, 2017, Dr. Shanta Chawla was promoted to the position of Senior Vice President – Drug Development. On June 16, 2017, CytRx entered into a new employment agreement with Dr. Chawla with a term that commenced as of June 13, 2017 and extends to June 13, 2018. Under her employment agreement, Dr. Chawla is entitled to a base annual salary of $450,000 and is eligible to receive an annual bonus as determined in our discretion. Under the agreement, Dr. Chawla is also eligible to receive, on December 17, 2017, the annual grant of incentive stock options under our Amended and Restated 2008 Stock Incentive Plan, of a minimum of 120,000 incentive stock options, in accordance with our customary practices and procedures. The agreement provides that if the Company enters into a strategic partnership with a third party enterprise around a drug or drug candidate or if there is a sale or change of control of CytRx, in either case on or before the expiration of her employment agreement, Dr. Chawla shall be entitled to a bonus of $90,000. In addition, if CytRx or any successor, for any reason or no reason, terminates Dr. Chawla's employment prior to December 13, 2017, she shall be entitled to receive a lump-sum payment on the date of termination equal to her base annual salary for a period of six months and, if such termination occurs after December 13, 2017 but prior to June 13, 2018, Dr. Chawla shall be entitled to receive a lump-sum payment equal to her base annual salary through the remainder of the term. Neither CytRx nor Dr. Chawla have any obligation to extend or renew her employment agreement past the initial term.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
There is filed as part of this report, the exhibit listed on the accompanying Exhibit Index, which information is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
CYTRX CORPORATION

June 20, 2017	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Employment Agreement between CytRx Corporation and Shanta Chawla, M.D., effective as of June 13, 2017